Exhibit 99.3


FOR IMMEDIATE RELEASE

eUniverse, Inc. Contact:     Lisa Doiron
                             Allison & Partners
                             (310) 314-5404
                             lisa@allisonpr.com

L90, Inc. Contact:           Tom Sebastian
                             (415) 354-2813
                             toms@L90.com


                            eUNIVERSE TO ACQUIRE L90

           Acquisition Significantly Strengthens eUniverse's Business;
              L90 Shareholders to Receive Premium Above Stock Price


Los Angeles - January 3, 2002 - eUniverse, Inc. (NASDAQ: EUNI), the leading interactive entertainment network, and L90, Inc. (NASDAQ: LNTY), an online media and direct marketing company, today announced that they have entered into an Agreement and Plan of Merger pursuant to which L90, Inc. will be acquired by eUniverse through a wholly owned subsidiary of eUniverse in a cash merger.

"eUniverse has developed a diversified and profitable online business model," said Brad Greenspan, chairman and CEO of eUniverse. "Our acquisition of L90 will help solidify our existing operating base and provide us with additional momentum to grow our business and enhance shareholder value. eUniverse expects that the acquisition will add more than $2 million to its net income in the first 12 months after closing. This incremental profit will be achieved through the synergies that are realized by combining the operations of the two companies."

L90's CEO John Bohan added, "this merger will create a company with a large presence in the online marketplace, a strong sales and marketing team, and a very attractive platform for both publishing and advertising clients. L90 will continue to service its publishing and advertising clients as a distinct brand under the eUniverse umbrella. Given that the two companies have similar cultures that value innovation and hard work, we believe that the integration process will be very smooth."

"With our experienced management team, I am confident that we will be able to execute a smooth integration," continued Greenspan. "Both companies have their headquarters in Los Angeles, which should help facilitate the integration process. Additionally, we have received customary voting agreements from holders of more than 35% of L90's stock, voting in favor of the transaction."


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L90 and eUniverse - Leveraging Company Strengths
As a result of the acquisition, eUniverse management sees the following as just a few of the expected synergies:

     o Increased Distribution for Products and Services eUniverse, through L90, is expected to offer its growing suite of proprietary Web products and services, such as Cupid Junction and Fitness Heaven, to more than 100 Web sites in the L90 network. Through the introduction of these products and services, the Web sites in the L90 network are expected to benefit from incremental monetization of their audiences.

     o Raising the Profile of eUniverse With Advertisers eUniverse will gain access to hundreds of new advertisers that spend money monthly on the L90 network. L90's experienced sales force will introduce eUniverse's Web and e-mail properties to these advertisers and offer them the opportunity to reach a valuable demographic through innovative marketing techniques.

     o Strengthening L90 Through eUniverse Performance Expertise eUniverse will introduce its performance advertising and direct marketing based technology and tools to L90, allowing L90 to work with an even broader base of clientele and at the same time increase its effective pricing yield on advertising. This in turn is expected to greatly benefit the Web site clientele it represents.

     o   Incorporating L90Direct into eUniverse's Profitable e-mail Network
         The addition of L90Direct, L90's offline direct marketing and list management division, adds a new distribution channel for eUniverse's e-mail network. L90Direct will allow eUniverse to introduce its e-mail newsletters and online database services to the many direct marketers and advertisers that work with L90Direct.

Structure of the Transaction
Under the terms of the agreement, unanimously approved by both Boards of Directors, it is estimated that L90's shareholders would receive between $2.00 and $2.20 per share in cash, which represents a premium above recent stock price levels. The payment to L90's shareholders would have two components. The first component would be a special cash distribution by L90 currently estimated to be between $1.80 and $2.00 per share to be paid immediately prior to the Merger. The amount of the special distribution that the L90 shareholders would receive is to be calculated using a pre-defined formula and will be based upon the amount of cash held by L90 immediately prior to the Merger and the amount of certain balance sheet items. Following the special distribution, eUniverse would acquire all of the outstanding shares of L90 at a price of approximately $0.20 per share or $5.1 million in the aggregate. eUniverse's net cash outflow, however, would be $2 million because L90 would leave $3.1 million in the company to satisfy certain liabilities.


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The Merger is subject to L90 shareholder approval and other customary closing conditions and is expected to close within approximately 90 days. Upon completion of the Merger, L90 will no longer be publicly traded.

The companies will be hosting separate conference calls for investors later today to discuss this transaction in more detail. eUniverse will host its conference call for investors at 4:15 PM EST (1:15 PM PT); investors may listen to the conference call live by dialing 888-338-6461 (New York City/international callers dial 973-633-1010). L90 will host its conference call for investors at 5:00 PM EST (2:00 PM PT); investors may listen to the conference call live by dialing (888) 868-9080 (domestic) or (973) 628-6885 from outside of the United States.

About eUniverse
eUniverse, Inc. (www.euniverse.com) is the leading interactive entertainment network. Focusing on diversionary entertainment, the network is consistently ranked as a top 10 weekly Internet property according to Nielsen//NetRatings. The eUniverse network includes Flowgo (www.flowgo.com), the largest entertainment Web site according to Nielsen//NetRatings; edgy content site Madblast (www.madblast.com); dating site Cupid Junction (www.cupidjunction.com); and one of the largest e-mail newsletter networks, delivering entertaining and informative content to more than 40 million opt-in subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

About L90
L90 is an online media and direct marketing company that works with marketers and publishers to build valuable relationships with customers on the Internet. L90 provides advertisers with brand name sites, network reach, and innovative programs for online advertising and direct marketing. L90 has advertising representation relationships with Web sites that are grouped into 13 targeted channels, such as Automotive, Entertainment and Travel, which offer marketers an attractive platform to target consumers. The company also creates innovative advertising programs that include a suite of digital marketing tools, called ProfiTools. ProfiTools include sponsorships, opt-in e-mail, newsletters, content integration, micro-sites and sweepstakes and help marketers achieve their goals of branding, customer acquisition, sales, traffic and customer retention. Headquartered in Los Angeles, L90 has additional offices in New York, San Francisco, Chicago, Miami, and Seattle.

Safe Harbor Statement
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, profits, accretion, timing of closing, execution of integration plans and management and organizational structure are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that the transaction does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval or other required approvals; or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; that the parties are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; other risks that are described from time to time in eUniverse's Securities and Exchange Commission reports (including but not limited to the annual report on Form 10-K for the year ended March 31, 2000, and subsequently filed reports); and other risks that are described from time to time


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in L90's Securities and Exchange Commission reports (including but not limited to the annual report on Form 10-K for the year ended December 31, 2000, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, eUniverse's and L90's results could differ materially from eUniverse's and L90's expectations in these statements. eUniverse and L90 assume no obligation and do not intend to update these forward-looking statements.

A PROXY STATEMENT RELATING TO THE MEETING OF THE STOCKHOLDERS OF L90 WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS SOON AS PRACTICABLE. WHEN FILED, COPIES OF THE PROXY STATEMENT AND OTHER RELATED DOCUMENTS MAY BE OBTAINED FREE OF CHARGE ON THE SEC WEBSITE (www.sec.gov) THESE DOCUMENTS SHOULD BE CAREFULLY REVIEWED BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.